                               PRICING SUPPLEMENT


                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)


                          UNITED PARCEL SERVICE, INC.

                                   UPS NOTES

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Pricing Supplement No. 63                                   Trade Date: 11/01/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 11/08/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is November 2, 2001

   CUSIP
    of
Common Code   Principal Amount   Interest Rate   Maturity Date   Price to Public
-----------   ----------------   -------------   -------------   ---------------
 91131UCQ5     $3,752,000.00         5.00%          11/15/11          100%

Interest Payment
   Frequency                        Subject to   Dates and terms of redemption
 (begin date)     Survivor's Option Redemption  (including the redemption price)
----------------  ----------------- ----------  --------------------------------
   05/15/02              Yes           Yes              100%     11/15/03
 semi-annually                                      semi-annually thereafter


                  Discounts and
Proceeds to UPS    Commissions     Reallowance         Dealer        Other Terms
---------------   -------------    -----------   ------------------  -----------
 $3,695,720.00     $56,280.00         $2.00      ABN AMRO Financial
                                                   Services, Inc.